FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR'S REPORT

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.

RD PROJECT NO. 37-050-161505050

DECEMBER 31, 2007

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITOR'S REPORT	3
FINANCIAL STATEMENTS:
BALANCE SHEET	4
STATEMENT OF OPERATIONS	6
STATEMENT OF CHANGES IN PARTNERS' CAPITAL	7
STATEMENT OF CASH FLOWS	8
NOTES TO FINANCIAL STATEMENTS	9
SUPPLEMENTAL INFORMATION:
INDEPENDENT AUDITOR'S REPORT ON INFORMATION ACCOMPANYING THE BASIC FINANCIAL STATEMENTS	16
SUPPLEMENTAL INFORMATION - SCHEDULE OF EXPENSES	17
INDEPENDENT AUDITOR'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENTAL AUDITING STANDARDS	19

PAILET MEUNIER AND LEBLANC, L.L.P.

Certified Public Accountants
Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Seneca Falls East Apartments Company II, L.P.

We have audited the accompanying balance sheet of Seneca Falls East Apartments Company II, L.P., as of December 31, 2007 and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seneca Falls East Apartments Company II, L.P. as of December 31, 2007 and the results of its operations, changes in partners' capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  PAILET MEUNIER AND LEBLANC, L.L.P.

Metairie, Louisiana
March 1, 2008

3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002 Telephone (504) 837-0770. Fax (504) 837-7102
Member of
IGAF Worldwide - Member Firms in Principal Cities . PCAOB - Public Company Accounting Oversight Board
AICPA Centers . Center for Public Company Audit Firms (SEC)
Governmental Audit Quality Center . Private Companies Practice Section (PCPS)

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

BALANCE SHEET

DECEMBER 31, 2007

ASSETS
Current Assets

Cash - Operating	$35,088
Rent receivable	6,339
Miscellaneous receivables	309
Prepaid expenses	346
Total Current Assets	42,082

Restricted Deposits and Funded Reserves
Tenants' security deposits	9,235
Replacement reserve	39,548
Taxes and insurance escrow	14,136
Total Restricted Deposits and Funded Reserves	62,919

Property and Equipment
Land	40,000
Buildings	412,893
Equipment	4,494
Building - Rehab	640,256
Carpeting and appliances	76,731
Carpeting and appliances - Rehab	55,733
Roads / walks and landscaping - Rehab	30,351
1,260,458
Less: Accumulated depreciation	(398,559)
Property and Equipment - Net	861,899
Total Assets	$966,900

See accompanying notes to financial statements.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

BALANCE SHEET

DECEMBER 31, 2007

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities

Accounts payable	$425
Deferred rent	1,655
Developers' fee payable	13,181
Current portion of long-term debt	4,281
Total Liabilities	19,542

Tenants' Security Deposits	9,235

Long-Term Liabilities
Mortgage payable	867,087
Less: current portion	(4,281)
Total Long-Term Liabilities	862,806

Total Liabilities	891,583

Partners' Capital	75,317

Total Liabilities and Partners' Capital	$966,900

See accompanying notes to financial statements.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

STATEMENT OF OPERATIONS

DECEMBER 31, 2007

Revenue
Rental revenue	$183,880
Other revenue	5,608
Total Revenue	189,488

Operating expenses

Operating and maintenance	27,727
Utilities	29,359
Tax and insurance	51,934
Management fee	17,437
General and administrative	12,967
Total Operating expenses	139,424

Operating Income	50,064

Other Expenses
Interest income	2,581
Interest expense	(20,083)
Depreciation expense	(35,107)

Net Other Expenses	(52,609)
Net Income (Loss)	$(2,545)

See accompanying notes to financial statements.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

STATEMENT OF CHANGES IN PARTNERS' CAPITAL

DECEMBER 31, 2007

Total Partners' Capital
Balance - January 1, 2007	$77,862

Net Income (Loss)	(2,545)

Balance - December 31, 2007	$75,317

See accompanying notes to financial statements.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

Cash flows from operating activities:
Net Income	$(2,545)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	35,107
(Increase) decrease in accounts receivable	(1,660)
(Increase) decrease in miscellaneous receivable	(36)
(Increase) decrease in prepaid expenses	(23)
Increase (decrease) in accounts payable	(2,285)
Increase (decrease) in deferred rent	1,655
Total adjustments	32,758
Net cash provided (used) by operating activities	30,213

(Deposit) withdrawal replacement reserve	(3,335)
(Deposit) withdrawal tax and insurance escrow	5,318
Purchases of property and equipment	(3,603)
Net cash provided (used) by investing activities	(1,620)

Cash flows from financing activities:
Principal payments on long-term debt	(4,002)
Net cash provided (used) by financing activities	(4,002)

Net increase (decrease) in cash and equivalents	24,591
Cash and equivalents, beginning of year	10,497

Cash and equivalents, end of year	$35,088

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$20,083

See accompanying notes to financial statements.

9
SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE A - NATURE OF OPERATIONS

Seneca Falls East Apartments Company II, L.P. was formed as a Limited Partnership in November 1997 to purchase, renovate and operate Senaca Falls East Apartments, a low and moderate income housing project in Seneca Falls, New York. The apartments (32 units) were available for lease in November 1997.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting
The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Receivables

The Partnership considers receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they will be charged to operations when that determination is made.

Property and Equipment

Depreciation of the buildings is provided by the straight-line method over an estimated useful life of 40 years. Depreciation of the equipment and fixtures is provided for by the double declining balance method over the estimated useful lives of 5 to 7 years. Depreciation expense for the year ended December 31, 2007 was $35,107.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and the tenants of the property are operating leases.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Since a partnership is not subject to income taxes, no provision for income taxes has been made in the accompanying financial statements. The taxable income or loss of the Partnership, however, is includable in the individual income tax returns of its respective partners.

Advertising Costs

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

NOTE C - RESTRICTED DEPOSITS AND FUNDED RESERVES

Tenant security deposits are held in a separate bank account in the name of the project. Interest earned on such deposits is credited to the individual tenants.

Restricted deposits and funded reserves are cash deposits, which have been placed into escrow accounts, and these deposits are not available for general business purposes.

All cash deposits are maintained in several banks located in New York State, which do not exceed and are insured by the Federal Deposit Insurance Corporation limits of $100,000.

NOTE D - ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2007 consists of the following:

Rent receivable	$6,339
Miscellaneous receivable	309
Total Accounts receivable	$6,648

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE E - ACCOUNTS PAYABLE

Accounts payable at December 31, 2007 consists of the following:

Grounds maintenance	$275
Maintenance and repairs supplies	150
Total Accounts Payable	$425

NOTE F - MORTGAGES PAYABLE

The mortgage with Rural Development (RD) was restructured on April 29, 2002 and matures on April 29, 2028. It bears an annual interest rate of 6.75%. The mortgage is payable in principal and interest installments of $2,096 of which the Project pays $763 and Rural Development subsidizes the remaining $1,333. The mortgage is collateralized by the property and equipment.

In addition to the above mortgage, the Project received a subsequent loan from Rural Development on April 29, 1999, which was used to pay for the renovation of the project. The total amount of the loan is $535,821. On December 31, 1998, $489,267 was advanced with the remaining $46,554 being advanced in January 1999 (when amortization of the loan began). The loan matures on April 29, 2028, and is payable in principal and interest installments of $3,127 of which the Project pays $1,147 and Rural Development subsidizes the remaining $1,980. The mortgage is collateralized by the property and equipment.

Minimum principal payments of the mortgage are payable as follows:

Year ending December 31,	Original	Second
	Mortgage	Mortgage
2008	$1,718	$2,563
2009	1,838	2,741
2010	1,966	2,932
2011	2,103	3,136
2012	2,248	3,355
Thereafter	338,117	504,370
	$347,990	$519,097

Under the agreements with Rural Development, the Partnership is required to make monthly escrow deposits for taxes, insurance and a reserve for the replacement of project assets, and is subject to restrictions as to operating policies, rental charges, operating expenditures and distributions to partners.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE G - PARTNERS' CAPITAL

The Partners of Seneca Falls East Apartments Company II, L.P. and percentages of participation in profits and losses are as follows:

David R. Bacon	General Partner	0.005%
Frank Salvatore, Jr.	General Partner	0.005%
WNC Housing Tax Credit Fund IV, L.P.	Limited Partner	99.980%
WNC Housing, L.P.	Special Limited Partner	0.010%

Distributions to the partners in any one fiscal year are limited by Rural Development to $9,730, which is 8.0% of the initial equipment investment of $121,625. Distributions refer to any withdrawals of cash or other assets of the project. If there is insufficient cash flow to allow a partner distribution in any particular year, that distribution can be made up only in the next year.

Return to Owner

In accordance with the Loan Agreement, the annual return to owner is as follows:

Maximum Return to Owner	$9,730
Budgeted Return to Owner	$-
Return to Owner Paid:
Investor Asset Management Fee	$-
Partnership Management Fee	-
General Partner Distribution	-
Limited Partner Distribution	-
$-

NOTE H - CASH FLOWS INFORMATION

The Partnership considers all short-term investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2007.

Cash paid for interest expense in 2007 was $20,083. Cash paid for income taxes in 2007 was $0.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE I - IDENTITIES OF INTEREST

Management Agreement

The management of the property is being provided for by Two Plus Four Management Company, Inc. under the direction of Mr. David R. Bacon.

There is an identity of interest in that Mr. David R. Bacon is the Principal Stockholder in Two Plus Four Management Company, Inc. and a General Partner in Seneca Falls East Apartments Company II, L.P. Amounts paid to related companies are either regulated by an agreement or approved by Rural Development to comply with Rural Development requirements concerning identity of interest situations.

The amounts paid to Two Plus Four Management Company, Inc. during 2007 were as follows:

Payroll, payroll taxes and benefits	$21,131
Bookkeeping / Accounting fee	1,855
Management fee	17,437
Total	$40,423

Management Fee Calculation

The management fee is based on a fee per unit occupied by tenants during the month.

Total Qualified Units (32 units x 12 months)	384
Less: Vacancies	13
Total Occupied Units	371
Fee per unit (Effective January 2007)	$52
Management Fee Expense	$19,292

Asset Management Fee

The Partnership paid an asset management fee to WNC Housing Tax Credit Fund, IV, L.P. (a Limited Partner) of $0 in 2007.

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE I - IDENTITIES OF INTEREST (CONTINUED)

Developers' Fee

Mr. David R. Bacon is owed an additional fee of $13,181 as of December 31, 2007. The developers' fee is paid from non-operating cash or out of distributions to partners.

Distributions

The Partnership paid no cash distributions in 2007.

NOTE J - INSURANCE

The Partnership maintains insurance coverage as follows:

	Deductible	Coverage
Property Coverage on Buildings	$2,500	$1,707,273
Comprehensive Business Liability	None	5,000,000
Fidelity / Employee Dishonesty	$5,000	500,000

NOTE K - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is a 32-unit apartment project. The Partnership's operations are concentrated in the multi-family real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules, and regulations of Federal, State, and local regulatory agencies. Such administrative directives, rules, and regulations are subject to change by an act of Congress or an administrative change mandated by Federal, State, and local regulatory agencies. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional burden to comply with a change.

NOTE L - CONTINGENCY

The Partnership's low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Internal Revenue Code Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent or to correct noncompliance within a specified time period could result in the recapture of tax credits previously taken plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the Limited Partners.

SUPPLEMENTAL INFORMATION

PAILET, MEUNIER AND LEBLANC, L.L.P.
Certified Public Accountants

 Management Consultants

INDEPENDENT AUDITORS' REPORT ON INFORMATION
ACCOMPANYING THE BASIC FINANCIAL STATEMENTS

To the Partners
Seneca Falls East Apartments Company II, L.P.

Our audit of the 2007 financial statements presented in the preceding section of this report was for the purpose of forming an opinion on such financial statements taken as a whole. The accompanying information shown on the following pages is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2007 basic financial statements taken as a whole.

/s/ PAILET, MEUNIER AND LEBLANC, L.L.P.

Metairie, Louisiana
March 1, 2008

3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002Telephone (504) 837-0770. Fax (504) 837-7102
Member of
IGAF Worldwide - Member Firms in Principal Cities . PCAOB - Public Company Accounting Oversight Board
AICPA Centers . Center for Public Company Audit Firms (SEC)
Governmental Audit Quality Center . Private Companies Practice Section (PCPS)

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

SUPPLEMENTAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2007

A.	SCHEDULES OF OPERATING AND MAINTENANCE, UTILITIES, ADMINISTRATIVE, TAXES AND INSURANCE

Operating and Maintenance:	2007
Maintenance and Repairs Payroll	$14,306
Maintenance and Repairs Supply	1,932
Maintenance and Repairs Contract	1,188
Snow removal	2,077
Painting and Decorating	236
Ground Maintenance	524
Services / exterminating	713
Capital Expenditures - Reserve	6,751
Total	$27,727

Utilities:
Electricity	$5,375
Water	7,311
Garbage and Trash Removal	3,448
Sewerage	7,311
Gas	5,914
Total	$29,359

Administrative:
Accounting and Bookkeeping	$1,855
Project Auditing Expenses	4,900
Advertising	79
Telephone	1,844
DHCR monitory fee	1,380
Miscellaneous administrative	608
Bad Debts	1,112
Office Expenses	1,107
Training Expenses	82
Total	$12,967

SENECA FALLS EAST APARTMENTS COMPANY II, L.P.
RD PROJECT NO. 37-050-161505050

SUPPLEMENTAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2007

Taxes and Insurance:	2007
Real Estate Taxes	$38,704
Employee benefits and health insurance	1,354
Payroll taxes	4,630
Workers' compensation	841
Property and Liability Insurance	6,405
Total	$51,934

PAILET, MEUNIER AND LEBLANC, L.L.P.
Certified Public Accountants
Management Consultants

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL
STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

To the Partners
Seneca Falls East Apartments Company II, L.P.
East Syracuse, New York

We have audited the financial statements of Seneca Falls East Apartments Company II, L.P. as of and for the year ended December 31, 2007 and have issued our report thereon dated March 1, 2008. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Internal Control Over Financial Reporting

In planning and performing our audit, we considered Seneca Falls East Apartments Company II, L.P.'s internal control over financial reporting as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Partnership's internal control over financial reporting.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Partnership's ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Partnership's financial statements that is more than inconsequential will not be prevented or detected by the Partnership's internal control.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected by the Partnership's internal control.

Our consideration of internal control over financial reporting was for the limited purpose described in the first paragraph of this section and would not necessarily identify all deficiencies in internal control that might be significant deficiencies or material weaknesses. We did not identify any deficiencies in internal control over financial reporting that we consider to be material weaknesses, as defined above.

3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002Telephone (504) 837-0770. Fax (504) 837-7102
Member of
IGAF Worldwide - Member Firms in Principal Cities . PCAOB - Public Company Accounting Oversight Board
AICPA Centers . Center for Public Company Audit Firms (SEC)
Governmental Audit Quality Center . Private Companies Practice Section (PCPS)

Compliance and Other Matters

As part of obtaining reasonable assurance about whether Seneca Falls East Apartments Company II, L.P.'s financial statements are free of material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance that are required to be reported under Government Auditing Standards.

This report is intended for the information and use of the partners, management and the United States Department of Agriculture, Rural Housing Services and is not intended to be and should not be used by anyone other than these specific parties.

/s/  PAILET MEUNIER AND LEBLANC, L.L.P.

Metairie, Louisiana
March 1, 2008